As filed with the Securities and Exchange Commission on April 29, 2005	Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Minrad International, Inc.
(Exact name of registrant as specified in its charter)
Delaware	870299034
(State or other jurisdiction of incorporation or organization)	(I.R.S.Employer Identification No.)

847 Main Street, Buffalo, New York 14203
(Address of Principal Executive Offices, Including Zip Code)

Minrad International, Inc. 2004 Stock Option Plan
Minrad International, Inc. 2005 Director Compensation Plan
(Full Title of the Plan)
Copy to:
William H. Burns, Jr. President and CEO	Ward B. Hinkle, Esq.
847 Main Street	Hodgson Russ LLP
Buffalo, New York 14203	One M&T Plaza-Suite 2000
(716) 855-1068	Buffalo, New York 14203
(Name, address and telephone number of agent for service)	(716) 856-4000

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $.01	7,220,500	$3.925	$28,340,462	$3,335.67

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and based upon the average of the reported bid and asked prices for the shares on the NASD OTC Bulletin Board on April 22, 2005.

PART I

        Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part 1 of Form S-8.

PART II

Information Required in the Registration Statement

ITEM 3. Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission ("SEC") by the Registrant are incorporated by reference in this Registration Statement:

        (a)     The Registrant's Form 10-KSB Report for the Transition Period ended December 31, 2004 filed with the SEC on March 31, 2005;

        (b)     The Registrant's definitive Proxy Statement filed with the SEC on April 6, 2005;

        (c)     All reports filed by the Registrant with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, as amended (the "Exchange Act") since December 31, 2004; and

        (d)     The description of the Registrant's common stock contained in its registration statement under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

        All documents filed by the Registrant or by the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.

        Any statement contained in a document incorporated by reference or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is also deemed to be incorporated by reference in this Registration Statement modifies or supersedes the statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4 Description of Securities.

        Not applicable.

ITEM 5. Interests of Named Experts and Counsel.

        None.

ITEM 6. Indemnification of Directors and Officers.

        Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        Paragraph 10 of the Registrant's Certificate of Incorporation provides that, to the extent permitted by the DGCL (or any statute succeeding such law), as such law now exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director during the time that Paragraph 10 is in effect.

        Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is a adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

        The Bylaws of the Registrant provide for indemnification of officers and directors, including indemnification for expenses, to the fullest extent permitted by applicable law.

        The Registrant may enter into contracts with its officers and directors requiring the Registrant to indemnify them and to advance litigation expenses to them to the fullest extent permitted by applicable law. Delaware law presently permits a Delaware corporation (i) to indemnify any officer or director in any third party or governmental actions against them for expenses, judgments, fines and amounts paid in settlement and, in derivative actions, for expenses, if the indemnitee acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of such corporation, and (ii) to advance expenses in any action provided that the officer or director agrees to reimburse the corporation if it is ultimately determined that he or she was not entitled to indemnification. Such contracts may require the Registrant to (i) indemnify such officers and directors upon receipt of an opinion of counsel in certain cases, (ii) pay indemnitee demands pending a determination of entitlement thereto, and (iii) demonstrate, in any action brought thereunder, that such officer or director was not entitled to indemnification under applicable law.

        Under the DGCL, the Board of Directors may authorize, by a vote of the majority of a quorum of the Board of Directors, the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify him or her against such liability under the Bylaws.

ITEM 7. Exemption from Registration Claimed.

        Not applicable.

ITEM 8. Exhibits.

4.1	Minrad International, Inc. 2004 Stock Option Plan - incorporated by reference to Appendix C to the Registrant's definitive Information Statement, as filed with the SEC on September 16, 2004.

4.2	Minrad International, Inc., Director Compensation Plan -- incorporated by reference to Appendix B to the Registrant's definitive proxy statement filed with the SEC on April 6, 2005.

5.	Opinion of Hodgson Russ LLP as to legality of securities being registered - filed herewith.

23.	(a) Consent of Hodgson Russ LLP - contained in Exhibit 5, filed herewith.

(b) Consent of Freed Maxick & Battaglia, CPAs, PC - filed herewith.

ITEM 9. Undertakings.

        (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Regulation 230.424(b) of the Commission) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulations S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[Remainder of Page Intentionally Left Blank]

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on April 21, 2005.

MINRAD INTERNATIONAL, INC.

BY:	/S/ William H. Burns, Jr.
William H. Burns, Jr.
Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

(a) Principal Executive Officer

/S/ William H. Burns, Jr.	Chairman, Chief Executive Officer and Director	April 21, 2005
William H. Burns, Jr.

(b) Principal Financial Officer

/S/ Richard Tamulski	Vice President and Chief Financial Officer	April 21, 2005
Richard Tamulski

(c) Principal Accounting Officer
/S/ William Rolfe	Controller	April 21, 2005
William Rolfe

(c) Directors
/S/ William H. Burns, Jr.		April 21, 2005
William H. Burns, Jr.

/S/ David DiGiacinto
David DiGiacinto		April 21, 2005

/S/ David Donaldson
David Donaldson	April 21, 2005

/S/ Donald F. Farley
Donald F. Farley	April 21, 2005

/S/ Duane Hopper
Duane Hopper	April 21, 2005

/S/ Robert Lifeso
Robert Lifeso	April 21, 2005

/S/ John Rousseau
John Rousseau	April 21, 2005

EXHIBIT INDEX
Exhibit No.	Description	Page or Reference

4.1	Minrad International, Inc. 2004 Stock Option Plan	(1)

4.2	Minrad International, Inc. 2005 Director Compensation Plan	(2)

5	Opinion of Hodgson Russ LLP as to legality of securities being registered	Page 9

23 (a)	Consent of Hodgson Russ LLP (included in Exhibit No. 5)	Page 9
23 (b)	Consent of Freed Maxick & Battaglia, CPAs, PC	Page 10

(1)	Filed as Appendix C to the Registrant's definitive Information Statement filed with the SEC on September 16, 2004 and incorporated herein by reference.

(2)	Filed as Appendix B to the Registrant's definitive Proxy Statement filed with the SEC on April 6, 2005.